Exhibit 99.1

[Farm Credit Services of America Letterhead]

January 27, 2011

Mr. William J. Horan, Chairman
Western Iowa Energy, LLC
1220 S. Center Street
Wall Lake, IA 51466

Attn: William J. Horan, Chairman

Re:	Master Loan Agreement dated June 6, 2005 between Farm Credit Service of America, FLCA and Western Iowa Energy, LLC, as amended from time to time

Dear Mr. Horan:

Reference is made to our Letter Agreement of May 14, 2010 (the “Letter Agreement”) as amended by that Letter dated July 30, 2010 (the “First Amendment”) and that letter October 22, 2010, (the “Second Amendment”). This will confirm that the agreements set forth in the Letter Agreement are hereby extended to February 28, 2011 subject to the following modification:

1. Paragraph 2 of the Letter Agreement, as amended by the First Amendment and the Second Amendment shall be and is hereby deleted in its entirety and replaced with the following:

“2.
You have previously prepared and provided us with a budget for the period of January 1, 2011 through March 31, 2011 (the “Budget”). The Term Revolver shall be funded by us to be used by you solely for the Budget for the period February 1, 2011 thru February 28, 2011. No funds will be advanced except to be used by your to fund the Budget.”

In all other respects, the Loan Documents, as defined in the Letter Agreement, the Letter Agreement, the First Amendment, and the Second Amendment shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of any Loan Document shall be deemed (i) to be an amendment or waiver in respect of any other term or condition contained in any Loan Document or (ii) to prejudice any right or rights which FCSA may now have or may have in the future under or in connection with any of the Loan Documents.

The agreements set forth in Paragraph 1 and 2 hereof of the Letter Agreement, as amended, are hereby extended and shall expire and be of no further force and effect on or after February 28, 2011.

Please indicate your agreement with the terms of this agreement by countersigning in the space below and returning the original agreement to the undersigned.

Sincerely,

/s/ Shane Frahm

Shane Frahm
Vice President, Special Accounts

AGREED AND ACCEPTED THIS Jan DAY OF 28 , 2011

WESTERN IOWA ENERGY, LLC

By: /s/ William J. Horan

Its: Chairman